                                                                    EXHIBIT 99.1

                             BOOLE & BABBAGE, INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Paul E. Newton and Arthur F. Knapp, Jr., and each of them, as proxy with the power of substitution to vote and act on and consent in respect to any and all shares of the stock of Boole & Babbage, Inc. (the "Company") held or owned by or standing in the name of the undersigned on the Company's books on November 23, 1998 at the Special Meeting of Stockholders of the Company to be held at 3131 Zanker Road, San Jose, California 95134 at ______a.m. local time on [_____________], 1998, and any continuation or adjournment thereof, with all power the undersigned would possess if personally present at the meeting.

         THE UNDERSIGNED HEREBY DIRECTS AND AUTHORIZES SAID PROXIES, AND EACH OF THEM, OR THEIR SUBSTITUTES, TO VOTE AS SPECIFIED BELOW WITH RESPECT TO THE PROPOSAL LISTED IN THE PARAGRAPH BELOW, OR IF NO SPECIFICATION IS MADE, TO VOTE IN FAVOR THEREOF.

         The undersigned hereby further confers upon said proxies, and each of them, or their substitutes, discretionary authority to vote in respect to all other matters which may properly come before the meeting or any continuation or adjournment thereof.

         The undersigned hereby acknowledges receipt of: (1) Notice of Special Meeting of Stockholders of the Company, and (2) accompanying Proxy Statement.

[X]      PLEASE MARK
         VOTES AS IN
         THIS EXAMPLE

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

To adopt and approve the Agreement and Plan of              FOR  AGAINST ABSTAIN
Reorganization dated as of October 31, 1998, among the      [ ]    [ ]     [ ]
Company, BMC Software, Inc., a Delaware corporation and
Ranger Acquisition Corp., a wholly owned subsidiary of BMC
Software, Inc., and to approve the merger of Ranger
Acquisition Corp. with and into the Company pursuant to which the Company will become a wholly owned subsidiary of BMC Software, Inc.

         SIGN EXACTLY AS YOUR NAME(S) APPEARS ON YOUR STOCK CERTIFICATE. IF SHARES OF STOCK STAND OF RECORD IN THE NAMES OF TWO OR MORE PERSONS OR IN THE NAME OF HUSBAND AND WIFE, WHETHER AS JOINT TENANTS OR OTHERWISE, BOTH OR ALL OF SUCH PERSONS SHOULD SIGN THE ABOVE PROXY. IF SHARES OF STOCK ARE HELD OF RECORD BY A CORPORATION, THE PROXY SHOULD BE EXECUTED BY THE PRESIDENT OR VICE PRESIDENT AND THE SECRETARY OR ASSISTANT SECRETARY. EXECUTORS OR
ADMINISTRATOR OR OTHER FIDUCIARIES WHO EXECUTE THE ABOVE PROXY FOR A DECREASED STOCKHOLDER SHOULD GIVE THEIR FULL TITLE. PLEASE DATE THE PROXY.

Signature:  ___________________________________  Date:  _______________________

Signature:  ___________________________________  Date:  _______________________